EXHIBIT 10.1
Fourth Amendment to Credit Agreement

This Fourth Amendment to Credit Agreement (this “Fourth Amendment”), dated December 15, 2021 (the “Fourth Amendment Effective Date”), is among Brigham Resources, LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors, if any (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Banks (including each of the New Banks (as defined below)) party hereto; and Wells Fargo Bank, N.A., as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Recitals

A. The Borrower, the Administrative Agent and the Banks are parties to that certain Credit Agreement dated as of May 16, 2019 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B.     The Borrower has requested that each of KeyBank, National Association, Comerica Bank and Independent Bank dba Independent Financial (each, a “New Bank”, and collectively, the “New Banks”) become a Bank under the Credit Agreement with a Maximum Credit Amount, Elected Commitment Amount and Applicable Percentage as of the Fourth Amendment Effective Date in the amounts shown on Schedule 1 to the Credit Agreement (as amended hereby).

C.     The Borrower has advised the Administrative Agent and the Banks that certain of its Subsidiaries has entered into that certain Purchase and Sale Agreement dated as of November 3, 2021 (as executed, without giving effect to any subsequent amendment or modification thereto, the “Principle Acquisition Agreement”) by and among Principle Energy, LLC and Regal Petroleum LLC (d/b/a Regal Royalty, LLC), as sellers, and Rearden Minerals, LLC and Brigham Minerals, LLC, as buyers (in such capacity, the “Buyers”). Pursuant to the Principle Acquisition Agreement, the Buyers will acquire the “Assets” (as defined in the Principle Acquisition Agreement) (herein referred to as the “Principle Assets” and the acquisition under the Principle Acquisition Agreement, the “Principle Acquisition”).

D.     The parties hereto desire to enter into this Fourth Amendment to, among other things, (i) evidence the increase of the Borrowing Base from $165,000,000 to $230,000,000, (ii) evidence the increase of the Aggregate Elected Commitment Amount from $165,000,000 to $230,000,000, and (iii) amend certain terms of the Credit Agreement, in each case, as set forth herein and to be effective as of the Fourth Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fourth Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Fourth Amendment refer to the Credit Agreement.

Section 2.    Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be amended effective as of the Fourth Amendment Effective Date in the manner provided in this Section 2.

2.1    Additional Definition. Section 1.2 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definition which shall read in full as follows:

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of December 15, 2021, among Borrower, the Guarantors party thereto, the Administrative Agent and the Banks party thereto.

2.2    Restated Definitions. The definitions of the following terms contained in Section 1.2 of the Credit Agreement are hereby amended and restated in their respective entireties to read in full as follows:

“Applicable Margin” means, on any date, with respect to each Eurodollar Tranche or Adjusted Base Rate Tranche, an amount determined by reference to the ratio of Outstanding Revolving Credit to the Borrowing Base, on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Applicable Margin for Eurodollar Tranches	Applicable Margin for Adjusted Base Rate Tranches
I	≥90%	3.50%	2.50%
II	≥75% but<90%	3.25%	2.25%
III	≥50% but <75%	3.00%	2.00%
IV	≥25% but <50%	2.75%	1.75%
V	<25%	2.50%	1.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that, if at any time Borrower fails to deliver a Reserve Report pursuant to Section 4.1, then the “Applicable Margin” means the rate per annum set forth on the grid when the Ratio of Outstanding Revolving Credit to the Borrowing Base is at its highest level until such Reserve Report is delivered.

“Interest Period” means, with respect to each Eurodollar Tranche, the period commencing on the Borrowing Date or Conversion Date applicable to such Tranche and ending one, three, six, or, if available to all Banks, twelve months thereafter, as Borrower may elect in the applicable Request for Borrowing; provided that: (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month; and (c) no Interest Period with respect to any Eurodollar Tranche shall extend past the Termination Date.

“Loan Papers” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Notes, the Facility Guaranty, the Mortgages, the Security Agreement, the other Security Instruments, each Letter of Credit now or hereafter executed and/or delivered, each Fee Letter (excluding any term sheets attached thereto), and all other certificates, agreements or instruments delivered in connection with this Agreement by any Credit Party (or any officer thereof), as the foregoing may be amended from time to time. Hedge Agreements do not constitute Loan Papers.

2.3    Replacement of Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby replaced in its entirety with Schedule 1 hereto and Schedule 1 hereto shall be deemed to be attached as Schedule 1 to the Credit Agreement. After giving effect to this Fourth Amendment, the amendments to the Credit Agreement set forth in Section 2 hereof and any Borrowings made on the Fourth Amendment Effective Date, (a) each Bank (including each New Bank) who holds Loans in an aggregate amount less than its Applicable Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Bank who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Bank’s (including each New Bank’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Outstanding Revolving Credit applicable to each Bank (including each New Bank) equals its Applicable Percentage of the aggregate Outstanding Revolving Credit of all of the Banks and (d) upon request by each applicable Bank, the Borrower shall be required to make any break funding payments owing to such Bank that are required under Section 3.3 of the Credit Agreement as a result of the reallocation of Loans and adjustments described in this Section 2.3.

2.4    Amendment to Exhibit B to the Credit Agreement. Exhibit B to the Credit Agreement is hereby amended by deleting the reference of “two (2),” therein.

    Section 3.    Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Administrative Agent and the Banks hereby agree that, effective as of the Fourth Amendment Effective Date, the Borrowing Base is hereby increased from $165,000,000 to $230,000,000. The Borrowing Base shall remain at such level until the next Determination Date or other adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the Credit Agreement. The Borrower, the Administrative Agent and the Banks agree that the Determination provided for in this Section 3 will constitute the Periodic Determination scheduled for on or about November 1, 2021 for the purposes of Section 4.2 of the Credit Agreement and shall not be construed or deemed to be a Special Determination for purposes of Section 4.3 of the Credit Agreement.

Section 4.    Aggregate Elected Commitment Amount Increase. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, each Bank (including each New Bank) hereby agrees that, effective as of the Fourth Amendment Effective Date and after giving effect to Section 2.3 hereof, the Aggregate Elected Commitment Amount shall be increased from $165,000,000 to $230,000,000 and each Bank’s Elected Commitment under the Credit Agreement shall be the amount set forth opposite such Bank’s name on Schedule 1 to the Credit Agreement (as amended hereby) under the caption “Elected Commitment”.

Section 5.    Conditions Precedent. The effectiveness of this Fourth Amendment is subject to the following:

5.1    Counterparts. The Administrative Agent shall have received counterparts of this Fourth Amendment from the Credit Parties and each of the Banks (including the New Banks).
5.2    Notes. The Administrative Agent shall have received duly executed Notes (or any amendment and restatement thereof, as the case may be) payable to each Bank requesting a Note (or amendment and restatement thereof, as the case may be) in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the Fourth Amendment Effective Date.

5.3    Mortgage and Title. After giving effect to the Principle Acquisition and any additional title information and Security Instruments delivered by the Credit Parties in connection therewith, (a) the Administrative Agent shall have received reasonably satisfactory title information on the Credit Parties’ Proved Mineral Interests (including the Principle Assets) evaluated in the Specified Reserve Report (as defined below) to the extent required by Section 5.2 of the Credit Agreement and (b) the Mortgaged Properties shall represent at least the Required Reserve Value of all of the Credit Parties’ Proved Mineral Interests (including the Principle Assets) evaluated in the Reserve Report prepared by the Borrower and dated as of October 1, 2021 (as supplemented by any applicable Reserve Report or engineering database delivered to the Banks prior to the Fourth Amendment Effective Date relating to the Principle Assets) (collectively, the “Specified Reserve Report”).

5.4    Environmental Review. The Administrative Agent shall be reasonably satisfied with the environmental condition of the Principle Assets.

5.5    Absence of Liens on the Principle Assets. The Administrative Agent shall have received evidence reasonably satisfactory to it (including mortgage releases and UCC-3 financing statement terminations, as applicable) that all Liens on the Principle Assets associated with any credit facilities and funded debt have been released or terminated, subject only to the filing of applicable terminations and releases. The Administrative Agent shall have received appropriate UCC search certificates and county-level real property record search results with respect to the Principle Assets, for any jurisdiction requested by the Administrative Agent.

5.6    Closing Certificate. The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying: (a) that attached to such certificate are true, accurate and complete copies of the Principle Acquisition Agreement and all other material agreements and assignments (including any assignments and bills of sale) executed and delivered in connection with the Principle Acquisition (collectively, the “Principle Acquisition Documents”), which Principle Acquisition Documents shall be reasonably acceptable to the Administrative Agent, (b) that substantially concurrently with any Borrowings on the Fourth Amendment Effective Date, the Borrower is consummating the Principle Acquisition and acquiring all of the Principle Assets contemplated by the Principle Acquisition Documents substantially in accordance with the terms of the Principle Acquisition Documents (other than the Mineral Interests set forth in a schedule attached to such certificate which are not acquired by the Borrower or any other Credit Party on the Fourth Amendment Effective Date and the basis therefor, if any (it being understood that that the Borrowing Base on the Fourth Amendment Effective Date may be reduced by the Required Banks as a result of such non-acquired Mineral Interests by an amount not to exceed the Recognized Value attributed to such non-acquired Mineral Interests evaluated in the Specified Reserve Report)) without any material waiver or amendment thereof not otherwise reasonably acceptable to the Administrative Agent, and (c) as to the final purchase price for the Principle Assets after giving effect to all adjustments as of the closing date contemplated by the Principle Acquisition Documents.

5.7    Other Fees and Expenses. The Administrative Agent shall have received all fees separately agreed to by the Borrower with the Arranger, Administrative Agent, and/or any Bank and any fees and other amounts due and payable pursuant to Section 14.3 of the Credit Agreement, in each case, on or prior to the Fourth Amendment Effective Date.

5.8    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Section 6    New Banks. Each New Bank hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Bank thereunder and under each and every other Loan Paper to which any Bank is required to be bound by the Credit Agreement, to the same extent as if such New Bank were an original signatory thereto. Each New Bank hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Bank represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Fourth Amendment, to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (b) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment and to become a Bank on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, (c) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Bank and (d) from and after the Fourth Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement (as amended by this Fourth Amendment) and the other Loan Papers and have the rights and obligations of a Bank thereunder.

Section 7    Miscellaneous.

7.1    Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Fourth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fourth Amendment, and this Fourth Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Paper, except as expressly provided for herein. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

7.2    Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Fourth Amendment, (b) ratifies and affirms its obligations under the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party, (d) agrees that the amendments hereby shall not limit or impair any Liens securing the Obligations and its guarantee under the Facility Guaranty to which it is a party remains in full force and effect with respect to the Obligations as amended hereby, (e) represents and warrants to the Banks and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Banks and the Administrative Agent that the execution, delivery and performance by such Credit Party of this Fourth Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Fourth Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (g) represents and warrants to the Banks and the Administrative Agent that, after giving effect to this Fourth Amendment, no Default or Event of Default has occurred which is continuing and no Borrowing Base Deficiency exists.

7.3    Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.
7.4    No Oral Agreement. This written Fourth Amendment, the Credit Agreement and the other Loan Papers executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in the Credit Agreement and the other Loan Papers.

7.5    Governing Law. This Fourth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

7.6    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

7.7    Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8    Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.9    Loan Paper. The parties hereto agree that this Fourth Amendment shall constitute a “Loan Paper” under and as defined in the Credit Agreement, as amended hereby.

[Signature Pages Follow.]

The parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first above written.

BORROWER:	BRIGHAM RESOURCES, LLC,
a Delaware limited liability company

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

GUARANTORS:	BRIGHAM MINERALS, LLC,
a Delaware limited liability company

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

REARDEN MINERALS, LLC,
a Delaware limited liability company

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

BRIGHAM RESOURCES
MANAGEMENT HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

BRIGHAM RESOURCES
MANAGEMENT, LLC.
a Delaware limited liability company

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

WELLS FARGO BANK, N.A.,
as Administrative Agent and a Bank

By:	/s/ Tim Green
Name:	Tim Green
Title:	Director

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

BARCLAYS BANK PLC,
as a Bank

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

GOLDMAN SACHS BANK USA,
as a Bank

By:	/s/ Dan Starr
Name:	Dan Starr
Title:	Authorized Signatory

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

PNC Bank, National Association, as
successor to BBVA USA,
as a Bank

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

ROYAL BANK OF CANADA,
as a Bank

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH,
as a Bank

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Daniel Kogan
Name:	Daniel Kogan
Title:	Authorized Signatory

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

UBS AG, STAMFORD BRANCH,
as a Bank

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Director

By:	/s/ Dionne Robinson
Name:	Dionne Robinson
Title:	Associate Director

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

KEYBANK, NATIONAL
ASSOCIATION,
as a New Bank

By:	/s/ Kyle Gruen
Name:	Kyle Gruen
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

COMERICA BANK,
as a New Bank

By:	/s/ Britney P. Geidel
Name:	Britney P. Geidel
Title:	Assistant Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

INDEPENDENT BANK DBA
INDEPENDENT FINANCIAL,
as a New Bank

By:	/s/ Philip Mortimer
Name:	Philip Mortimer
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT - BRIGHAM RESOURCES, LLC]

SCHEDULE 1

BANKS; ELECTED COMMITMENTS AND MAXIMUM CREDIT AMOUNT

Bank	Maximum Credit Amount	Elected Commitment	Applicable Percentage
Wells Fargo Bank, N.A.	$82,608,695.67	$38,000,000.00	16.52173915%
Barclays Bank PLC	$52,173,913.05	$24,000,000.00	10.43478261%
PNC Bank, National Association, as successor to BBVA USA	$52,173,913.05	$24,000,000.00	10.43478261%
Goldman Sachs Bank USA	$52,173,913.05	$24,000,000.00	10.43478261%
KeyBank, National Association	$52,173,913.05	$24,000,000.00	10.43478261%
Royal Bank of Canada	$52,173,913.05	$24,000,000.00	10.43478261%
Comerica Bank	$39,130,434.77	$18,000,000.00	7.82608695%
Credit Suisse AG, Cayman Islands Branch	$39,130,434.77	$18,000,000.00	7.82608695%
Independent Bank dba Independent Financial	$39,130,434.77	$18,000,000.00	7.82608695%
UBS AG, Stamford Branch	$39,130,434.77	$18,000,000.00	7.82608695%
Totals:	$500,000,000.00	$230,000,000.00	100.00000000%

Administrative Agent	Address for Notice
Wells Fargo Bank, N.A.
Credit Contact:
1700 Lincoln St, Sixth Floor MAC: C7300-061 Denver, Colorado
Attn: Tim Green
Tel: (303) 863-6765
Fax: (303) 863-5196
Email: tim.green@wellsfargo.com

Primary Operations Contact:
1525 W WT Harris Blvd.
Charlotte, NC 28262
MAC D1109-019
Attn: Syndication Agency Services
Fax: 704-590-3481

SCHEDULE 1